UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Reed’s Inc. (The Company) November 29, 2016 Annual Meeting of Shareholders, the Company’s shareholders elected all board of directors nominated by the board.

This was originally a contested election; however the Company did not enter into a settlement with the contestants; the contestants withdrew their nominations of director candidates 13 days before the meeting.

In addition, the shareholders ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2017, approved the advisory of the Company’s executive compensation, approved the re-pricing of stock options and amended the by-laws for advanced notice of resignations by directors. The Company’s shareholders turned down a shareholder proposals entitled “Independent Board Chairman” and “Shareholder Proxy Access”.

Of the 13,973,726 shares of common stock outstanding on the record date of October 24, 2016, a total of 12,777,975 shares were voted in person or by proxy, representing 90.8% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1. Election of Directors

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
Christopher J. Reed	5,924,916	-	1,785,076	5,067,983
John Bello	7,284,434	-	425,558	5,067,983
Stefan Freeman	7,284,534	-	425,458	5,067,983
Lewis Jaffe	7,284,504	-	425,488	5,067,983
Charles Cargile	7,284,534	-	425,458	5,067,983

2. Proposal to ratify the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2015 &2016.

		Vote		Broker
	Vote For	Against	Abstentions	Non-Vote
2017	9,823,654	2,899,502	54,819	-

3. Ratify Executive Compensation

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
6,571,316	165,448	973,228	5,067,983

4. Reeds Stock Repricing

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
5,100,499	2,593,769	15,724	5,067,983

5. Director advanced notice

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
7,304,431	376,154	29,407	5,067,983

6. Shareholder Proposal entitled “Independent Board Chairman”.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
2,437,633	5,199,089	73,270	5,067,983

7. Shareholder Proposal entitled “Shareholder Proxy Access”.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
2,506,585	5,094,354	109,053	5,067,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 5, 2016	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer